EXHIBIT 99.1
Keurig Dr Pepper Reports Q1 Results and Reaffirms Guidance for 2026
Q1 Performance Led by Strong Momentum in U.S. Refreshment Beverages
Company Completed Acquisition of JDE Peet’s on April 1
Company Reaffirms 2026 Constant Currency Net Sales and Adjusted EPS Outlook
BURLINGTON, MA and FRISCO, TX (April 23, 2026) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported results for the first quarter of 2026 and reaffirmed its full year guidance.

	Reported GAAP Basis	Adjusted Basis[1]
	Q1	Q1
Net Sales	$3.98 bn	$3.98 bn
% vs prior year	9.4%	8.1%
Diluted EPS	$0.20	$0.39
% vs prior year	(47.4)%	(7.1)%
Commenting on the results, CEO Tim Cofer stated, "The year is off to a good start. We delivered a solid first quarter, with strong momentum in our cold beverage portfolio and coffee results that tracked with our expectations, even as we navigated elevated costs. Earlier this month, we also completed our acquisition of JDE Peet’s, achieving a significant milestone in our transformation agenda and uniting our complementary organizations under a shared vision for global coffee leadership. With well-constructed plans in place, high-quality execution, and improving cost visibility as the year unfolds, we remain confident in our ability to deliver on our commitments while standing up two pure-play companies positioned for success.”
First Quarter Consolidated Results
Net sales for the first quarter increased 9.4% to $4.0 billion. On a constant currency basis, net sales advanced 8.1%, driven by favorable net price realization of 5.5% and volume/mix growth of 2.6%.
GAAP operating income decreased 5.6% to $756 million, including an unfavorable year-over-year impact of items affecting comparability. Adjusted operating income decreased 1.9% to $838 million and totaled 21.1% of net sales. The Adjusted operating income decline was primarily due to the impact of inflationary pressures and higher SG&A expenses, including increased marketing, partially offset by net sales growth and productivity savings.
GAAP net income decreased 47.8% to $270 million, or $0.20 per diluted share, including an unfavorable year-over-year impact of items affecting comparability, primarily due to transaction and acquisition-related costs. Adjusted net income decreased 6.9% to $534 million and Adjusted diluted EPS decreased 7.1% to $0.39, driven by the Adjusted operating income decline and the impact of lapping an investment gain in the prior year.
Operating cash flow for the first quarter was $281 million and free cash flow totaled $184 million.
First Quarter Segment Results
U.S. Refreshment Beverages
Net sales for the first quarter increased 11.9% to $2.6 billion, driven by volume/mix growth of 7.2% and favorable net price realization of 4.7%.
1 Adjusted financial metrics presented in this release are non-GAAP, excluding items affecting comparability. Adjusted growth rates are non-GAAP, excluding items affecting comparability and presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.

GAAP operating income increased 10.2% to $721 million. Adjusted operating income increased 9.8% to $742 million and totaled 28.5% of net sales. GAAP and Adjusted operating income growth were driven by net sales growth and productivity savings, partially offset by the impact of inflationary pressures and higher SG&A expenses, including increased marketing.
U.S. Coffee
Net sales for the first quarter decreased 2.3% to $857 million. Volume/mix declined 8.2%, which more than offset favorable net price realization of 5.9%.
GAAP operating income decreased 20.8% to $160 million. Adjusted operating income decreased 21.3% to $199 million and totaled 23.2% of net sales. The Adjusted operating income decline was primarily due to the impact of cost pressures, the volume/mix decline, and increased marketing. These factors were partially offset by net price realization and productivity savings.
International
Net sales for the first quarter increased 19.5% to $520 million. On a constant currency basis, net sales increased 8.5%, driven by favorable net price realization of 9.2%, partially offset by a volume/mix decline of 0.7%.
GAAP operating income decreased 5.6% to $85 million, including a favorable year-over-year impact from currency translation. Adjusted operating income decreased 15.1% to $87 million and totaled 16.7% of net sales. The Adjusted operating income decline was primarily due to the impact of cost pressures, the volume/mix decline, and increased marketing. These factors were partially offset by net price realization and productivity savings.
2026 Guidance
The 2026 guidance provided below is presented on a constant currency, non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material. Reconciling such items would require unreasonable efforts.
For 2026, KDP expects net sales of $25.9-$26.4 billion and constant currency Adjusted diluted EPS growth in a low-double-digit range. This guidance is comprised of 4-6% constant currency net sales growth and 4-6% constant currency Adjusted diluted EPS growth for KDP’s legacy business, as well as an incremental contribution from the JDE Peet’s acquisition. At current exchange rates, foreign currency translation is forecasted to approximate a one percentage point tailwind to 2026 full year net sales and EPS growth.

Investor Contact:
Investor Relations
T: 888-340-5287 / IR@kdrp.com
Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com
ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (Nasdaq: KDP) is a leading beverage company with more than 150 owned, licensed and partner brands that meet a wide range of needs and occasions. Our North American refreshment beverage business holds leadership positions across carbonated soft drinks, water, juice and mixers with a portfolio of iconic brands such as Dr Pepper®, Canada Dry®, Mott’s®, A&W®, Peñafiel®, GHOST®, 7UP®, Snapple®, Clamato® and Core Hydration®. Our global coffee business spans more than 100 markets and includes the leading Keurig® single‑serve brewing system in the U.S. and Canada, along with powerhouse brands such as Peet’s, L’OR and Jacobs, and other regional coffee leaders. Our more than 50,000 employees aim to enhance the experience of every beverage and coffee occasion while making a positive impact for people, communities and the planet. Learn more at www.keurigdrpepper.com and follow us @KeurigDrPepper on LinkedIn and Instagram.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are "forward-looking statements" within the meaning of applicable securities laws and regulations. These forward-looking statements include those preceded by, followed by or that include the words such as "outlook," "guidance," "anticipate," "enable," "expect," "believe," "could," "confident," "estimate," "feel," "continue," "ongoing," "forecast," "intend," "may," "on track," "plan," "positioned," "potential," "project," "should," "target," "will," "would" and similar words, phrases, or expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. Our actual financial performance could differ materially from the projections in the forward-looking statements due to a variety of factors, including, but not limited to, (i) the inherent uncertainty of estimates, forecasts and projections, (ii) global economic uncertainty or economic downturns, (iii) tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, or threats of such actions and related uncertainty, (iv) the risk that our financial performance may be better or worse than anticipated, (v) risks related to the completion of the separation of our beverage and coffee portfolios in the anticipated timeframe or at all, (vi) our incurrence of significant debt or our entry into other funding alternatives, in each case, to fund the acquisition of JDE Peet’s, which may result in dilution to our stockholders or introduce complexity to our capital structure, (vii) additional risks associated with the acquisition of JDE Peet's and those geographies where JDE Peet's currently operates, (viii) our ability to successfully integrate JDE Peet's into our business, or that such integration may be more difficult, time-consuming or costly than expected, (ix) constraints on management’s attention to operating and growing our business during the execution of the acquisition of JDE Peet's and the separation, (x) the potential downgrade of our credit ratings as a result of debt incurred and/or assumed in connection with the JDE Peet’s acquisition, (xi) the possibility of negative impacts on business relationships in connection with the acquisition of JDE Peet’s and the separation, (xii) the risk that the acquisition of JDE Peet's and the separation may incur significant additional costs, (xiii) the risk of potential litigation, (xiv) risks related to negative effects of the acquisition of JDE Peet’s and the separation on our share price and (xv) the ability to achieve the anticipated strategic and financial benefits from the separation. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to and should not be considered replacements for, or superior to, the GAAP measures. These measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define the non-GAAP financial measure in the same way. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods, described by the Company as "items affecting comparability". Refer to page A-6 for the Company's description of items affecting comparability for each period presented. The Company uses non-GAAP financial measures to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Additionally, we use non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process. We believe that providing non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.
Adjusted gross profit. Adjusted gross profit is defined as Net sales less Cost of sales, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted gross profit is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted operating income. Adjusted operating income is defined as Income from operations, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted operating income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted net income. Adjusted net income is defined as Net income, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted net income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted diluted EPS. Adjusted diluted EPS is defined as Diluted EPS, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted diluted EPS is useful for investors in providing period-to-period comparisons of the results of our operations since it adjusts for certain items affecting overall comparability.
Adjusted gross margin. Adjusted gross margin is defined as Adjusted gross profit divided by Net sales. Management believes that Adjusted gross margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted operating margin. Adjusted operating margin is defined as Adjusted Income from operations divided by Net sales. Management believes that Adjusted operating margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted interest expense. Adjusted interest expense is defined as Interest expense, net, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted interest expense is useful for investors in evaluating our performance and establishing expectations for the impacts of interest expenses.
Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA, as adjusted for items affecting comparability as described on page A-6. EBITDA is defined as Net income as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Adjusted EBITDA is useful for investors in evaluating the Company's operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Management leverage ratio. Management leverage ratio is defined as KDP's total principal amounts of debt less cash and cash equivalents, divided by Adjusted EBITDA. Management believes that the Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company's ability to meet its financial obligations.
Free cash flow. Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. Management uses this measure to evaluate the company’s performance and make resource allocation decisions.
Financial measures presented on a constant currency basis. Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates. Because our reporting currency is the U.S. Dollar, the value of financial measures presented in U.S. Dollar will be affected by changes in currency exchange rates. Therefore, we present certain financial measures on a constant currency basis for greater comparability.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	First Quarter
(in millions, except per share data)	2026	2025
Net sales	$3,976	$3,635
Cost of sales	1,878	1,650
Gross profit	2,098	1,985
Selling, general, and administrative expenses	1,342	1,192
Other operating income, net	—	(8)
Income from operations	756	801
Interest expense, net	281	148
Other expense (income), net	118	(7)
Income before provision for income taxes	357	660
Provision for income taxes	87	143
Net income	$270	$517

Earnings per common share:
Basic	$0.20	$0.38
Diluted	0.20	0.38
Weighted average common shares outstanding:
Basic	1,359.2	1,357.1
Diluted	1,363.7	1,362.2

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(in millions, except share and per share data)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$898	$1,026
Restricted cash and restricted cash equivalents	17,818	18
Trade accounts receivable, net	1,539	1,671
Inventories	1,829	1,733
Prepaid expenses and other current assets	1,048	818
Total current assets	23,132	5,266
Property, plant, and equipment, net	3,249	3,230
Equity method investments	1,703	1,660
Goodwill	20,210	20,247
Intangible assets, net	23,653	23,725
Deferred tax assets	17	36
Other non-current assets	1,176	1,295
Total assets	$73,140	$55,459
Liabilities, convertible preferred stock, and equity
Current liabilities:
Accounts payable	$2,843	$2,996
Accrued expenses	1,466	1,379
Structured payables	22	25
Short-term borrowings and current portion of long-term obligations	4,816	3,105
Other current liabilities	878	785
Total current liabilities	10,025	8,290
Long-term obligations	20,891	13,036
Deferred tax liabilities	5,467	5,526
Other non-current liabilities	3,157	3,091
Total liabilities	39,540	29,943
Convertible preferred stock, $0.01 par value, 4,500,000 shares authorized, 4,500,000 and 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively. Liquidation preference of $4,500 million as of March 31, 2026	4,418	—
Stockholders' equity:
Preferred stock, $0.01 par value, 10,500,000 shares authorized, no shares issued as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,360,434,759 and 1,358,663,795 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	14	14
Additional paid-in capital	19,783	19,778
Retained earnings	5,580	5,622
Accumulated other comprehensive (loss) income	(116)	102
Total stockholders' equity	25,261	25,516
Non-controlling interest	3,921	—
Total equity	29,182	25,516
Total liabilities, convertible preferred stock, and equity	$73,140	$55,459

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Quarter
(in millions)	2026	2025
Operating activities:
Net income	$270	$517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	114	106
Amortization of intangibles	37	34
Other amortization expense	34	23
Provision for sales returns	11	11
Deferred income taxes	4	(6)
Employee stock-based compensation expense	30	22
Amortization of deferred financing costs	98	3
Loss (gain) on disposal of property, plant, and equipment	10	(6)
Unrealized gain on foreign currency	(20)	—
Unrealized gain on derivatives	(64)	(62)
Settlements of interest rate contracts	70	—
Earnings of equity method investments	(16)	(10)
Earned equity from distribution arrangements	(8)	(10)
Other, net	(14)	(5)
Changes in assets and liabilities, excluding the effects of business acquisitions:
Trade accounts receivable	118	164
Inventories	(101)	(239)
Income taxes receivable and payable, net	43	(27)
Other current and non-current assets	(216)	(110)
Accounts payable and accrued expenses	(129)	(173)
Other current and non-current liabilities	10	(23)
Net change in operating assets and liabilities	(275)	(408)
Net cash provided by operating activities	281	209
Investing activities:
Purchases of property, plant, and equipment	(116)	(120)
Proceeds from sales of property, plant, and equipment	19	13
Purchases of intangibles	(2)	(14)
Other, net	1	64
Net cash used in investing activities	$(98)	$(57)

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Quarter
(in millions)	2026	2025
Financing activities:
Proceeds from issuance of Maple Notes	$6,003	$—
Net (repayment) issuance of commercial paper	(21)	1,356
Proceeds from delayed draw term loan	3,626	—
Repayment of term loan	—	(990)
Net proceeds from issuance of convertible preferred stock	4,489	—
Net proceeds from sale of non-controlling interest	3,948	—
Proceeds from structured payables	3	8
Repayments of structured payables	(7)	(18)
Cash dividends paid	(312)	(312)
Tax withholdings related to net share settlements	(25)	(23)
Payments on finance leases	(34)	(25)
Deferred financing charges paid	(28)	(3)
Other, net	(3)	—
Net cash provided by (used in) financing activities	17,639	(7)
Cash, cash equivalents, restricted cash, and restricted cash equivalents:
Net change from operating, investing, and financing activities	17,822	145
Effect of exchange rate changes	(150)	(2)
Beginning balance	1,044	608
Ending balance	$18,716	$751

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	First Quarter
(in millions)	2026	2025
Net Sales
U.S. Refreshment Beverages	$2,599	$2,323
U.S. Coffee	857	877
International	520	435
Total net sales	$3,976	$3,635

Income from Operations
U.S. Refreshment Beverages	$721	$654
U.S. Coffee	160	202
International	85	90
Unallocated corporate costs	(210)	(145)
Total income from operations	$756	$801

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the Company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment prior to its sale in the first quarter of 2025; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned), excluding costs related to the JDE Peet’s acquisition; (vii) non-cash changes in deferred tax liabilities related to goodwill and intangible assets as a result of tax rate or apportionment changes; and (viii) other certain items that are excluded for comparison purposes to prior year periods.
For the first quarter of 2026, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring adjustments associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the Network Optimization program; (v) integration expenses associated with the Dyla acquisition; (vi) the change in our mandatory redemption liability for GHOST; and (vii) acquisition, integration, and financing costs associated with the acquisition of JDE Peet's and subsequent spin of Global Coffee Co.
The acquisition, integration, and financing costs associated with the acquisition of JDE Peet's and subsequent spin of Global Coffee Co. includes costs to obtain proceeds to close the JDE Peet's acquisition and costs to manage the FX risk associated with the purchase price. In connection with the acquisition of JDE Peet's, we entered into financing arrangements and incurred deferred financing costs associated with these agreements. Further, we executed certain FX forward contracts to protect against negative foreign exchange movement against the Euro-denominated purchase price prior to the close of the acquisition of JDE Peet's.
For the first quarter of 2025, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the Network Optimization program; (v) the impact of the step-up of acquired inventory associated with the GHOST acquisition; (vi) integration expenses associated with the GHOST acquisition; (vii) the change in our mandatory redemption liability for GHOST; and (viii) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the first quarter of 2026 and 2025, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
First Quarter of 2026
Reported	$2,098	52.8%	$756	19.0%
Items Affecting Comparability:
Productivity	1		14
Mark-to-market	(23)		(92)
Amortization of intangibles	—		37
Stock compensation	—		5
Non-routine legal matters	—		4
Restructuring - 2023 CEO Succession and Associated Realignment	—		1
Restructuring - Network Optimization	4		23
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	6		88
Integration of acquisitions, excluding JDE Peet's	—		2
Adjusted	$2,086	52.5%	$838	21.1%
Impact of foreign currency		—%		0.1%
Constant currency adjusted		52.5%		21.2%

First Quarter of 2025
Reported	$1,985	54.6%	$801	22.0%
Items Affecting Comparability:
Productivity	25		32
Mark-to-market	(39)		(43)
Amortization of intangibles	—		34
Stock compensation	—		2
Non-routine legal matters	—		3
Restructuring - 2023 CEO Succession and Associated Realignment	—		(1)
Restructuring - Network Optimization	1		2
Integration of acquisitions, excluding JDE Peet's	—		3
Inventory step-up	15		15
Transaction costs	—		(1)
Adjusted	$1,987	54.7%	$847	23.3%
Refer to pages A-10 and A-11 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
First Quarter of 2026
Reported	$281	$118	$357	$87	24.4%	$270	$0.20
Items Affecting Comparability:
Productivity	—	—	14	3		11	0.01
Mark-to-market	(1)	—	(91)	(3)		(88)	(0.06)
Amortization of intangibles	—	—	37	7		30	0.02
Stock compensation	—	—	5	1		4	—
Amortization of fair value debt adjustment	(3)	—	3	1		2	—
Non-routine legal matters	—	—	4	1		3	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	1	—		1	—
Restructuring - Network Optimization	—	—	23	4		19	0.01
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(99)	(111)	298	37		261	0.19
Change in mandatory redemption liability for GHOST	—	(24)	24	5		19	0.01
Integration of acquisitions, excluding JDE Peet's	—	—	2	—		2	—
Adjusted	$178	$(17)	$677	$143	21.1%	$534	$0.39
Impact of foreign currency					(0.1)%
Constant currency adjusted					21.0%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
First Quarter of 2025
Reported	$148	$(7)	$660	$143	21.7%	$517	$0.38
Items Affecting Comparability:
Productivity	—	—	32	6		26	0.02
Mark-to-market	23	(32)	(34)	(1)		(33)	(0.02)
Amortization of intangibles	—	—	34	6		28	0.02
Stock compensation	—	—	2	—		2	—
Amortization of fair value of debt adjustment	(4)	—	4	1		3	—
Non-routine legal matters	—	—	3	—		3	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	(1)	—		(1)	—
Restructuring - Network Optimization	—	—	2	—		2	—
Change in mandatory redemption liability for GHOST	—	(11)	11	2		9	0.01
Integration of acquisitions, excluding JDE Peet's	—	—	3	1		2	—
Inventory step-up	—	—	15	2		13	0.01
Transaction costs	—	—	(1)	—		(1)	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	2		(2)	—
Adjusted	$167	$(50)	$730	$162	22.2%	$568	$0.42

Change - adjusted	6.6%					(6.0)%	(7.1)%
Impact of foreign currency	0.6%					(0.9)%	—%
Change - Constant currency adjusted	7.2%					(6.9)%	(7.1)%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
INCOME FROM OPERATIONS - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

(in millions, except %)	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
First Quarter of 2026
Reported - Income from Operations	$721	$160	$85	$(210)	$756
Items Affecting Comparability:
Productivity	—	1	—	13	14
Mark-to-market	—	—	—	(92)	(92)
Amortization of intangibles	12	23	2	—	37
Stock compensation	—	—	—	5	5
Non-routine legal matters	—	—	—	4	4
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	1	1
Restructuring - Network Optimization	7	15	—	1	23
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—	—	—	88	88
Integration of acquisitions, excluding JDE Peet's	2	—	—	—	2
Adjusted - Income from Operations	$742	$199	$87	$(190)	$838

First Quarter of 2025
Reported - Income from Operations	$654	$202	$90	$(145)	$801
Items Affecting Comparability:
Productivity	—	25	—	7	32
Mark-to-market	—	—	—	(43)	(43)
Amortization of intangibles	7	24	3	—	34
Stock compensation	—	—	—	2	2
Non-routine legal matters	—	—	—	3	3
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	(1)	(1)
Restructuring - Network Optimization	—	2	—	—	2
Integration of acquisitions, excluding JDE Peet's	—	—	—	3	3
Inventory step-up	15	—	—	—	15
Transaction costs	—	—	—	(1)	(1)
Adjusted - Income from Operations	$676	$253	$93	$(175)	$847

Change - adjusted	9.8%	(21.3)%	(6.5)%	8.6%	(1.1)%
Impact of foreign currency	—%	—%	(8.6)%	(0.6)%	(0.8)%
Change - constant currency adjusted	9.8%	(21.3)%	(15.1)%	8.0%	(1.9)%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CHANGE IN NET SALES AND OPERATING MARGIN - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
First Quarter of 2026
Change in net sales
U.S. Refreshment Beverages	11.9%	—%	11.9%
U.S. Coffee	(2.3)	—	(2.3)
International	19.5	(11.0)	8.5
Total change in net sales	9.4	(1.3)	8.1

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
First Quarter of 2026
Operating margin
U.S. Refreshment Beverages	27.7%	0.8%	28.5%	—%	28.5%
U.S. Coffee	18.7	4.5	23.2	—	23.2
International	16.3	0.4	16.7	—	16.7
Total operating margin	19.0	2.1	21.1	0.1	21.2

	Reported	Items Affecting Comparability	Adjusted
First Quarter of 2025
Operating margin
U.S. Refreshment Beverages	28.2%	0.9%	29.1%
U.S. Coffee	23.0	5.8	28.8
International	20.7	0.7	21.4
Total operating margin	22.0	1.3	23.3

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)	Last Twelve Months
Net income	$1,832
Interest expense, net	887
Provision for income taxes	552
Depreciation expense	463
Other amortization	171
Amortization of intangibles	141
EBITDA	4,046
Items affecting comparability:
Productivity	140
Mark-to-market	(120)
Stock compensation	16
Non-routine legal matters	22
Restructuring - 2023 CEO Succession and Associated Realignment	3
Restructuring - Network Optimization	74
Impairment of intangible assets	78
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	319
Change in mandatory redemption liability for GHOST	227
Integration of acquisitions, excluding JDE Peet's	39
Inventory step-up	2
Transaction costs, excluding JDE Peet’s	5
Adjusted EBITDA	$4,851

March 31,
2026
Principal amounts of:
Commercial paper notes	$2,189
Senior unsecured notes	20,067
Delayed draw term loan	3,626
Total principal amounts	25,882
Less:
Cash and cash equivalents	898
Certain restricted cash and cash equivalents(1)	17,800
Total principal amounts less cash and cash equivalents	$7,184

March 31, 2026 Management Leverage Ratio	1.5
(1)Reflects cash legally segregated to be utilized for the completion of the JDE Peet's Acquisition, which occurred on April 1, 2026.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
ADJUSTED EBITDA - LAST TWELVE MONTHS
(UNAUDITED)

(in millions)	Second Quarter of 2025	Third Quarter of 2025	Fourth Quarter of 2025	First Quarter of 2026	Last Twelve Months
Net income	$547	$662	$353	$270	$1,832
Interest expense, net	180	188	238	281	887
Provision for income taxes	171	190	104	87	552
Depreciation expense	111	119	119	114	463
Other amortization	40	54	43	34	171
Amortization of intangibles	34	33	37	37	141
EBITDA	$1,083	$1,246	$894	$823	$4,046
Items affecting comparability:
Productivity	$40	$31	$56	$13	$140
Mark-to-market	(6)	(40)	18	(92)	(120)
Stock compensation	4	4	3	5	16
Non-routine legal matters	5	9	4	4	22
Restructuring - 2023 CEO Succession and Associated Realignment	1	—	1	1	3
Restructuring - Network Optimization	10	26	15	23	74
Impairment of intangible assets	—	—	78	—	78
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—	(15)	135	199	319
Change in mandatory redemption liability for GHOST	29	20	154	24	227
Integration of acquisitions, excluding JDE Peet's	28	4	5	2	39
Inventory step-up	2	—	—	—	2
Transaction costs, excluding JDE Peet’s	5	—	—	—	5
Adjusted EBITDA	$1,201	$1,285	$1,363	$1,002	$4,851

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant, and equipment, proceeds from sales of property, plant, and equipment, and certain items excluded for comparison to prior year periods. For the first quarter of 2026 and 2025, there were no certain items excluded for comparison to prior year periods.

	First Quarter
(in millions)	2026	2025
Net cash provided by operating activities	$281	$209
Purchases of property, plant, and equipment	(116)	(120)
Proceeds from sales of property, plant, and equipment	19	13
Free Cash Flow	$184	$102